Exhibit 99.1


                                                           For Immediate Release


                      KKR AND DLJ MERCHANT BANKING PARTNERS
         TO CREATE SPECIALTY PRINTING AND MARKETING SERVICES ENTERPRISE
             UNDER THE LEADERSHIP OF INDUSTRY VETERAN MARC L. REISCH

 TRANSACTION, VALUED AT $2.2 BILLION, INCLUDES RECAP OF JOSTENS AND ACQUISITIONS
                      OF VON HOFFMANN AND ARCADE MARKETING

    WITH LEADING MARKET POSITIONS, COMPANY WILL BE POISED TO GROW ORGANICALLY
                            AND THROUGH ACQUISITIONS

NEW YORK, JULY 21, 2004 - Kohlberg Kravis Roberts & Co. (KKR) and DLJ Merchant Banking Partners, an affiliate of Credit Suisse First Boston's Alternative Capital Division (DLJMBP), today announced a series of transactions with an aggregate value of approximately $2.2 billion that will create a unique specialty printing and marketing services enterprise under the leadership of industry veteran Marc L. Reisch. The transactions encompass the recapitalization of Jostens and the acquisitions of Von Hoffmann and Arcade Marketing, all three companies leaders in their respective markets and currently owned by DLJMBP.

Mr. Reisch, a veteran executive who has been highly successful in growing specialty printing and marketing services businesses, has been working with KKR over the past several years to find the right opportunity to create a platform for organic and M&A growth within these sectors. He is currently a senior advisor of KKR and the Chairman of Yellow Pages Group, Canada's largest telephone directories publisher. He formerly served as the Chairman and CEO of the North American division of Quebecor World Inc., one of the largest commercial printers in the world. He joined Quebecor World following its 1999 acquisition of World Color Press, a KKR portfolio company where he served as the President and Chief Operating Officer for many years. In that capacity, he played an integral role in the substantial growth of World Color into the second-largest U.S. printer during KKR's ownership period.

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The newly created company will consist of three leaders in specialty printing and marketing services:


     o Jostens, Inc., the market leader in yearbooks, class rings, and graduation products;

     o Von Hoffmann Corporation, leading printer of educational textbooks and supplemental materials and its subsidiary Lehigh Press, which specializes in book components and direct marketing print services through Lehigh Direct; and

     o Arcade Marketing, the leading printer and manufacturer of sampling products for the fragrance, cosmetics, consumer products, and food and beverage industries.

On a combined basis these businesses generated sales in excess of $1.4 billion in the last twelve months ended March 31, 2004.

The transaction will include KKR's acquisition of Von Hoffmann and Arcade and the contribution of Von Hoffmann and Arcade to Jostens Holdings in exchange for stock of Jostens Holdings, which will then be recapitalized. Upon completion of these transactions, KKR and DLJMBP will each own a 45% stake of Jostens Holdings, which will be renamed. The remaining 10% stake will be held by the management team as well as a small group of existing minority investors in Jostens. The new company will be well capitalized and consist of three operating companies, each with its own strong brand identity, market strategy, and customer relationships.

Mr. Reisch, who will be Chairman and CEO of the new company, said, "After looking at numerous opportunities, KKR and I decided to approach DLJMBP with this creative structure for combining three strong assets into one growth enterprise. We believe there is tremendous opportunity to build a specialty printing and marketing services company that takes advantage of significant cost benefits from combined scale, but that is focused on both organic and acquisition growth. Jostens, Von Hoffmann, and Arcade will each have its own management team and business plan to address a distinct customer base. I am delighted that my long-term relationship with KKR has led to this opportunity, and I am pleased to have the chance to work with DLJMBP as well as the management and employees of Jostens, Von Hoffmann, and Arcade."

Alexander Navab, a KKR Partner, said, "We are excited to be bringing together three industry leaders in the specialty printing and marketing services space. This is a very attractive investment opportunity for us, with strong brand franchises in industry sectors KKR knows well. We are enthusiastic about the opportunities for both organic and acquisition growth over the long term. We are also partnering with a world class manager in Marc Reisch, who has been instrumental in creating significant value for customers, employees, and shareholders of World Color Press and Yellow Pages Group, two very successful KKR investments. We are fortunate to be working with him again and look forward to our partnership with DLJMBP as we create a unique enterprise with strong fundamentals and favorable outlook."

Thompson Dean, the Managing Partner of DLJ Merchant Banking Partners, said, "We think this is a terrific opportunity to build an exciting platform of specialty printing and marketing services companies under the leadership of a proven industry leader. We look forward to partnering with Marc Reisch and KKR to drive future growth and value for all stakeholders."

The transactions are expected to close this Fall and are subject to customary closing conditions.


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
Weil, Gotshal & Manges LLP served as legal counsel to DLJMBP and Simpson Thacher & Bartlett served as legal counsel to KKR.


ABOUT JOSTENS
Jostens, www.jostens.com, is a provider of products, programs, and services that help people celebrate important moments, recognize achievements, and build affiliation. The Company's products include yearbooks, class rings, graduation products, school photography, and products for athletic champions and their fans. Through tradition and technology, innovation, and partnerships, Jostens continues to create powerful new ways for people to express their pride and commemorate life's biggest moments. The company was founded in 1897 and is based in Minneapolis, Minnesota.

ABOUT VON HOFFMANN
Von Hoffmann Corporation is a leading North American manufacturer of printed products for the educational and commercial markets. For 100 years, the Von Hoffmann name has been synonymous with outstanding quality in printing and print related services. With approximately 2,375 employees and nine facilities throughout the United States, Von Hoffmann is committed to offering its core customers a full range of products and services from design and prepress through manufacturing and distribution and fulfillment. Von Hoffmann is headquartered in St. Louis, Missouri. For more information, visit www.vonhoffmann.com.


ABOUT ARCADE MARKETING
ARCADE Marketing, www.arcadeinc.com, is the pioneering leader in Multi-Sensory Advertising and Interactive Sampling Systems, with a 100-year history of innovation and excellence in service to the Fragrance, Cosmetic, Consumer Packaged Goods, and Food & Beverage industries. Its 27 technologies and 60 patents include its ScentStrip(R) sampler, as well as LiquaTouch(R), DiscCover(R), BeautiSeal(R), ShadeSeal(R), and many others, all designed to increase sales and generate greater brand recall. The Company is headquartered in New York City.

ABOUT KKR
KKR is one of the world's oldest and most experienced private equity firms specializing in management buyouts, with offices in New York, Menlo Park, California, and London, England. For more information, please visit www.kkr.com.


ABOUT DLJ MERCHANT BANKING PARTNERS
DLJ Merchant Banking (DLJMB) is a leading private equity investor that has a 19-year record of investing in leveraged buyouts and related transactions across a broad range of industries. DLJMB, with offices in New York, London, Houston and Buenos Aires, is part of Credit Suisse First Boston's Alternative Capital Division (ACD), which is one of the largest alternative asset managers in the world with more than $33 billion of assets under management. ACD is comprised of $17 billion of private equity assets under management across a diverse family of funds, including leveraged buyout funds, mezzanine funds, real estate funds, venture capital funds, fund of funds and secondary funds, as well as more than $16 billion of assets under management through its hedge fund (both direct and fund of funds), leveraged loan and CDO businesses.

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CONTACTS:
---------

FOR KKR
Ruth Pachman / Molly Morse
Kekst and Company
212-521-4891 / 4826

FOR DLJ MERCHANT BANKING PARTNERS
Pen Pendleton
Credit Suisse First Boston Private Equity
212-325-2590

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